SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  February 1, 1999



                     PHARMACEUTICAL MARKETING SERVICES INC.
               (Exact Name of Registrant as Specified in Charter)


      Delaware                    01-9723                   51-0335521
(State or Other Jurisdiction    (Commission             (I.R.S. Employer
of Incorporation)                File Number)          Identification No.)


Suite 912, 45 Rockefeller Plaza, New York, NY                  10111
(Address of Principal Executive Offices)                     (Zip Code)




Registrant's telephone number, including area code  (212)841-0610





          (Former Name or Former Address, if Changed Since Last Report)







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Item 5.  Other Events.

          On February 1, 1999 the registrant, Pharmaceutical Marketing Services Inc. (the "Company"), redeemed an aggregate $49.325 million of its 6-1/4% Convertible Subordinated Debentures due 2003 for $50.866 million, representing all the remaining outstanding Debentures, at par, plus accrued interest. As a result, the Company's cash balance has decreased by such amount and the liability with respect to the Debentures has been eliminated from the Company's balance sheet.



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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      PHARMACEUTICAL MARKETING SERVICES INC.



                                      By:  /s/ Warren J. Hauser
                                           Name: Warren J. Hauser
                                           Title: Vice President, Secretary

Date: February 12, 1999



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